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                                                                    EXHIBIT 10.2



                               MERGER AGREEMENT



                                by and between


                             WIRELESS NETCOM, INC.
                               A Nevada Corporation

                                      and


                             ECOMMERCIAL.COM, INC.
                            A California Corporation



                           Dated as of April 19, 1999
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                               MERGER AGREEMENT


     THIS MERGER AGREEMENT (this "Agreement") is dated as of April 19, 1999, by and between WIRELESS NETCOM, INC., a Nevada corporation ("Buyer"), and the shareholders (the "Sellers") of ECOMMERCIAL.COM, INC., a California corporation ("Acquired Company").


                                   RECITALS

     WHEREAS, the Acquired Company is a development-stage business whose assets consist of intellectual property and good will primarily related to Internet software and services; and,

     WHEREAS, Buyer is a telecommunications business with a desire to expand its Internet-related business activities; and,

     WHEREAS, upon completion of this transaction, the Buyer will change its name to the name of the Acquired Company; and,

     WHEREAS, the Buyer's Articles of Incorporation and its Bylaws shall be the surviving Articles of Incorporation and Bylaws, with an amendment to the Articles reflecting the change of name of the Buyer to "eCommercial.com, Inc."; and,

     WHEREAS, Buyer wishes to acquire from the Sellers all of the outstanding common shares of the Acquired Company (the "Shares");

     WHEREAS, the Board of Directors of the constituent corporations deem it desirable and in the best interests of the corporations and their shareholders that the Acquired Company be merged into Buyer, in accordance with the provisions of Nevada Revised Statutes 92 A.120 and 92 A.190, and California Corporations Code Section 108, in order that the transaction qualify as a "reorganization" within the meaning of Section 368(a) (1) (A) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties and covenants set forth below, the parties hereto agree as follows:


                                   ARTICLE I

                               ISSUANCE OF STOCK

     Section 1.1 Issuance of Shares. Pursuant to the terms and subject to the
                 ------------------
conditions of this Agreement, Sellers shall, at Closing (as defined in Section 3 hereof), sell, assign, grant, transfer and convey to Buyer, and Buyer shall acquire from Sellers all of Sellers' right, title and interest in and to all the Shares of the Acquired Company.

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     Section 1.2 Assumptions of Liabilities related to Shares. Sellers hereby
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specifically acknowledge and agree that Buyer shall receive the Shares free and clear of all liens or encumbrances, and Buyer shall not assume any obligations, liabilities or debts related to the Shares purchased by Buyer of any nature whatsoever, whether absolute, accrued, contingent or otherwise, or whether due or to become due.


                                  ARTICLE II

                                 CONSIDERATION

     Section 2.1 Purchase Price for Shares. As consideration for the Shares,
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Buyer shall issue to the Sellers at the Closing an aggregate of 6,100,000 common shares of Buyer valued at their par value of $0.0001 per share (the "Purchase Price").


                                  ARTICLE III

                                    CLOSING

     Section 3.1 Closing. The closing of the transactions contemplated by this
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Agreement (the "Closing") shall take place as of April 19, 1999, subject to receipt of approval from the Board of Directors of Buyer. The date of the Closing shall be referred to as the Closing Date. The effective date of merger shall be the date of filing of the Articles of Merger with the Secretary of State of the State of Nevada. Delivery of the Shares shall be by such documents and instruments of issuance in such form as Buyer may request in its reasonable discretion. Sellers shall from time to time after the Closing make further conveyances, transfers, assignments and deliveries, and execute further documents and instruments as Buyer deems necessary in its reasonable discretion in order to effect and conform the sale of the Shares and the other transactions contemplated by this Agreement.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Sellers as follows:

     Section 4.1 Organization, Standing and Qualification. Buyer is a
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corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all necessary corporate power and authority to own, operate and conduct its properties and to carry on its business as now conducted, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary, except for such jurisdictions when the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on Buyer taken as a whole.

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     Section 4.2 Authorization of Agreement - No Violation - No Consents.
                 -------------------------------------------------------

             (a) The execution and performance by Buyer of this Agreement and agreements ancillary hereto, and the transaction contemplated hereby and thereby, have been approved by the Board of Directors of Buyer, and no further corporate action is required to be taken by Buyer in order to execute, deliver and perform this Agreement and the agreements ancillary hereto and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, and each agreement or instrument contemplated by this Agreement, when executed and delivered by Buyer in accordance with the provisions hereof and thereof will be a legal, valid and binding obligation of Buyer enforceable in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies.

             (b) Buyer has full power and authority to make the representations, warranties, covenants and agreements contained in this Agreement and in the agreement ancillary hereto.

             (c) Neither the execution and delivery of this Agreement and the agreements ancillary hereto, nor the consummation of the transactions contemplated herein and therein will conflict with or result in a breach, default or violation of any of Buyer's Articles of Incorporation, Bylaws or any agreement, document, instrument, judgment, decree, order, governmental permit, certificate, license, law, statute, rule or regulation by which Buyer is bound or affected.

             (d) No consent, action, approval or authorization of or registration, declaration or filing with any governmental department, commission, agency or other instrumentality or any other person or entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement and the agreements ancillary hereto by Buyer or its performance of the terms hereof and thereof or the validity or enforceability hereof and thereof.


                                   ARTICLE V

                           CONDITIONS TO THE CLOSING


     Section 5.1 Conditions to Buyer Obligations. The obligation of the Buyer
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to consummate the transactions contemplated by this Agreement are, unless waived by Buyer, subject to fulfillment on or before the Closing, of each of the following conditions:

             (a) The Shares shall be free and clear of all liens, claims, liabilities and encumbrances; and

             (b) Sellers shall have performed all of the covenants required hereunder to be performed prior to the Closing.

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     Section 5.2 Conditions to Sellers's Obligations. The obligation of the
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Sellers to consummate the transactions contemplated by this Agreement shall be subject to:

             (a) the receipt by Sellers of common shares of Buyer pursuant to
Section 2.1 herein which are free and clear of all liens, claims, liabilities and encumbrances; and

             (b) Buyer shall have performed all of the covenants required hereunder to be performed prior to the Closing.

     Section 5.3 Failure of Conditions. In the event of the failure of a
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condition resulting in Buyer or Sellers not performing its obligations hereunder pursuant to the terms of Articles V, VI or VII, as the case may be, this Agreement shall become null and void and there shall be no liability on the part of any party hereto, except nothing herein shall relieve any party from liability for any breach of this Agreement.


                                  ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1 Attorney Fees and Costs. The parties to this Agreement
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hereby agree that the prevailing party in any action arising from or as a result of this Agreement or the transactions contemplated hereby shall be entitled to reasonable attorneys' fees and other costs and expenses incurred (a) after referral to an attorney, (b) in any settlement negotiations and (c) in preparing for and prosecuting any suit or action, including trial, arbitration, mediation, appeals or other proceedings.

     Section 6.2 Time of the Essence. Time is of the essence with respect to
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the obligations to be performed under this Agreement.

     Section 6.3 Rights Cumulative.  Except as expressly provided in this
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Agreement, and to the extent permitted by law, any remedies described in this
Agreement are cumulative and not alternative to any other remedies available at law or in equity.

     Section 6.4 Governing Law, Jurisdiction and Venue. This Agreement shall
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be governed by and construed in accordance with the laws of the State of
California. The parties agree that the Court shall have exclusive jurisdiction of any action arising from or in connection with this Agreement.

     Section 6.5 Expenses. Each party hereto shall bear all of its legal,
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accounting and other costs and expenses incident to the negotiation of this
Agreement and the performance of the transactions contemplated herein.

     Section 6.6 Notices. All notices and other communications hereunder to a
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party hereto shall be deemed to be properly given if delivered personally or mailed to it by registered or certified mail (return receipt requested) as follows:

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                   in the case of the Sellers, to:

                   Eric A. McAfee, E.V.P. - eCommercial.com, Inc.
                   3170 De La Cruz Blvd, Suite 108
                   Santa Clara, CA 95054

                   and in the case of Buyer, to:

                   Wireless Netcom, Inc.
                   774 Mays Blvd., #10
                   Incline Village, NV 89451

     or at such other address as may have been specified by proper notice.

     Section 6.7   Headings. The descriptive headings of the Articles and
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Sections of this Agreement are set forth for convenience only and shall not constitute a part of this Agreement.

     Section 6.8   Waiver. Any agreement on the part of a party hereto to any
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extension or waiver with regard to any provision hereof shall be valid only if set forth in a written instrument signed by each party to this Agreement. The consummation of the transactions contemplated hereby shall not be deemed a waiver of any right any party may have with respect to representations, warranties, covenants or agreements contained in or related to this Agreement being incorrect, untrue or breached.

     Section 6.9   Amendment. This Agreement may not be amended except by a
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written instrument signed by each party to this Agreement.

     Section 6.10  Further Actions. Each party shall execute and deliver such
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other certificates, agreements and other documents and take such other actions as may reasonably be requested by any other party in order to consummate or implement the transactions contemplated by this Agreement.

     Section 6.11  Assignment. This Agreement and all of the provisions hereof
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shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than by will or by operation of law upon the death of any such party, as applicable) without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective heirs, successors and assigns, any rights, remedies or obligations pursuant to or by reason of this Agreement.

     Section 6.12  Severability. The provisions contained herein are
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independent and separate, and in the event that any provision contained herein is declared invalid or illegal, the other provisions hereof shall not be affected or impaired thereby and shall remain valid and enforceable in accordance with the terms thereof.

     Section 6.13  Injunctive Relief. In the event of a breach or threatened
                   -----------------
breach by a party hereto of the provisions of this Agreement, any other party hereto shall be entitled to an injunction to prevent irreparable injury which may result from such breach or threatened breach. Nothing contained herein shall

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be construed as prohibiting any party hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

     Section 6.14  Disclosures. A qualification or exception to any
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representation, warranty or covenant contained in this Agreement shall not be construed as a qualification or exception to any other representation, warranty or covenant contained herein, unless such qualification or exception expressly refers to such other representation, warranty or covenant.

     Section 6.15  Counterparts. This Agreement may be executed in any number
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of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 6.16  Entire Agreement. This Agreement and the exhibits, schedules
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and attachments hereto shall supersede all prior agreements, memoranda and other documents regarding the subject matter hereof and represent the final agreement between the parties with regard thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above to be effective as of the day and year first above written.

                   BUYER:

                   WIRELESS NETCOM, INC. (a Nevada Corporation)


                   ___________________________________________
                   By:   Martin Korn, Executive Vice President


                   SELLERS:

                   The Shareholders of ECOMMERCIAL.COM, INC.
                   (a California Corporation)

                   ___________________________________________
                   By:   Tom Blakeley, Shareholder

                   ___________________________________________
                   By:   Eric McAfee, Shareholder and
                         as agent for Clyde Berg, Joseph McCarthy,
                         Jon Minnis, Ken McEwan and Dick Brown

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                              SELLING SHAREHOLDER
                            SHARE DISTRIBUTION LIST


Shareholder    Number of eCom Shares Sold    Number of WNC Shares Received
-----------    --------------------------    -----------------------------


Tom Blakeley            2,000,000                       2,000,000

Eric McAfee             2,000,000                       2,000,000

Clyde Berg                800,000                         800,000

Joseph McCarthy           600,000                         600,000

Jon Minnis                600,000                         600,000

Ken McEwan                 80,000                          80,000

Dick Brown                 20,000                          20,000

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